EXHIBIT 10.1


   Amendment No. 5 to Amended and Restated Motor Vehicle Installment Contract
                           Loan and Security Agreement



     This Amendment is entered into by and between Ugly Duckling Corporation, successor in interest to Ugly Duckling Holdings, Inc. ("Ugly Duckling"), a Delaware corporation; Ugly Duckling Car Sales and Finance Corporation ("UDCSFC"), an Arizona corporation formerly known as Duck Ventures, Inc.; Ugly Duckling Credit Corporation ("UDCC") formerly known as Champion Acceptance Corporation, an Arizona corporation; Ugly Duckling Car Sales, Inc. ("Sales"); an Arizona corporation; Champion Financial Services, Inc. ("Champion"), an Arizona corporation; Ugly Duckling Car Sales Florida, Inc. ("Car Sales Florida"), a Florida corporation; Ugly Duckling Car Sales Texas, L.L.P. ("Car Sales Texas"), an Arizona limited liability partnership; Ugly Duckling Car Sales New Mexico, Inc. ("Car Sales New Mexico"), a New Mexico corporation; Ugly Duckling Car Sales California, Inc. ("Car Sales California"), a California corporation; Ugly Duckling Car Sales Georgia, Inc. ("Car Sales Georgia"), a Georgia corporation; Cygnet Financial Corporation ("Cygnet'), a Delaware corporation; Cygnet Dealer Finance, Inc. ("Dealer Finance"), an Arizona corporation; Cygnet Finance
Alabama, Inc. ("Cygnet Alabama"), an Arizona corporation; Cygnet Support Services, Inc. ("Services"), an Arizona corporation; Cygnet Financial Services, Inc. ("Cygnet Services"), an Arizona corporation; Cygnet Financial Portfolio, Inc. ("Cygnet Portfolio"), an Arizona corporation (all of the foregoing entities collectively referred to herein as "Borrower"); and General Electric Capital Corporation, a New York corporation ("Lender").

                                    RECITALS

       A. Borrower and Lender are parties to an Amended and Restated Motor Vehicle Installment Contract Loan and Security Agreement dated as of August 15, 1997, as amended by an Assumption and Amendment Agreement dated October 23, 1997, Amendment No. 1 dated December 22, 1997, Amendment No. 2 dated September 9, 1998, Amendment No. 3 dated January 18, 1999, and Amendment No. 4 with effective date of June 30, 1999 (the Amended and Restated Motor Vehicle Installment Contract Loan and Security Agreement as so amended is referred to herein as the "Agreement") pursuant to which Lender agreed to make Advances to Borrower on the terms and conditions set forth in the Agreement.

       B. Borrower and Lender desire to amend the Agreement on the terms and conditions set forth in this Amendment.

       In   consideration   of  the   premises   and  other  good  and  valuable
consideration, the receipt of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

1. Defined Terms. Unless otherwise specified herein, all capitalized terms used in this Amendment shall have the same meaning given to such term(s) in the Agreement.

2. Amendments to Agreement. Effective as of the date hereof, the Agreement is amended as follows:

(a) Deletion of Borrower, Ugly Duckling Car Sales Texas, L.L.P. Pursuant to the execution of that certain Articles of Merger of Ugly Duckling Car Sales Texas, L.L.P., an Arizona limited liability partnership, into Ugly

       Duckling Car Sales Inc., an Arizona corporation, Car Sales Texas agreed to merge into Sales, with Sales to be the surviving corporation. Sales agreed to assume all of the liabilities and obligations (collectively, the "obligations") of Car Sales Texas. As a result of the merger and the assumption of the obligations, Borrower and Lender agree to delete Car Sales Texas as a Borrower under the Agreement.


        (b) Loan Facilities. Section 2.1 (C) of the Agreement, Dealer Contract Facility, is amended by deleting the third and fourth sentences of the section and replacing them with the following:

           "The term of the Dealer Contract Facility shall commence on January 15, 1999 and shall expire on February 15, 2000. Borrower may terminate the Dealer Contract Facility at any time prior to February 15, 2000 by Borrower's delivery to Lender of written notice of termination of the Dealer Contract Facility and payment of all amounts outstanding under the Dealer Contract Facility."

        (c) Loan Facilities. The last sentence in Section 2.1 (C) of the Agreement, Dealer Contract Facility, is amended by deleting the word "effect" and replacing it with the word "affect".

        (d) Dealer Contract Facility Fee and Termination Fee. Section 2.2(D) of the Agreement is replaced in its entirety by the following Sections 2.2(D) and 2.2(E):

           "(D) Borrower shall pay to Lender the Termination Fee in the event that Borrower prepays the Loan (other than as a result of Lender's acceleration due to an Event of Default) in full prior to the end of the Initial Term.

           (E) On the fifteenth day of each month beginning in February, 1999 and ending on the fifteenth day of June, 1999 Borrower shall pay to Lender a Dealer Contract Facility Fee of Twenty Thousand Dollars ($20,000). Borrower shall pay to Lender an Additional Dealer Contract Facility Fee of Two Hundred Fifty Thousand Dollars ($250,000), which shall be assessed and paid in six (6) separate installments. On the date of execution of Amendment No. 5 to Amended and Restated Motor Vehicle Loan and Security Agreement, Borrower shall be assessed an initial installment of One Hundred Sixty Thousand Dollars ($160,000). On the fifteenth day of each month beginning September, 1999 and continuing during the term of the Dealer Contract Facility, Borrower shall pay to Lender (or be assessed with) an installment of the Additional Dealer Contract Facility Fee of Eighteen Thousand Dollars ($18,000) per month. If, however, on or before October 15, 1999 Borrower prepays in full all amounts outstanding under the Dealer Contract Facility, the Additional Dealer Contract Facility Fee shall be reduced to a total of One Hundred Thousand Dollars ($100,000), and all amounts assessed as the Additional Dealer Contract Facility Fee by the Lender in excess of One Hundred Thousand Dollars ($100,000) shall be applied to reduce the balance outstanding under the Installment Contract Facility."

        (e) Payments by Borrower. Section 4.0, Payments by Borrower, is amended by adding a new Section (H), as follows:

             "(H) On November 16, 1999 Borrower shall pay to Lender the amount by which the Dealer Contract Facility exceeds Ten Million Dollars ($10,000,000.00). On January 16, 2000 Borrower shall pay to Lender the amount by which the Dealer Contract Facility exceeds Five

             Million Dollars ($5,000,000.00). On February 15, 2000 Borrower shall pay to Lender the entire outstanding balance of the Dealer Contract Facility."

       (f) Additional Contract Facility Fee. The following definition is added to Section 16.0 of the Agreement:

           Additional Contract Facility Fee:the fee specified in Section 2.2(E).

       (g) Dealer Contract Advance Value: The following definition of Dealer Contract Advance Value is amended in its entirety to read:

             "Dealer Contract Advance Value: the lesser of (i) Fifteen Million Dollars ($15,000,000) through November 15, 1999, Ten Million
             Dollars ($10,000,000.00), from November 16, 1999 through January 15, 2000, Five Million Dollars ($5,000,000.00), from January 16, 2000 through February 15, 2000, and Zero Dollars ($0), on and after February 16, 2000 and (ii) fifty percent of Cygnet Borrower's net investment in Eligible Dealer Contracts. For the purpose of this definition, (i) Cygnet Borrower's net investment in Eligible Dealer Contracts is equal to the gross finance receivable for the underlying installment contracts minus the sum of unearned interest, Cygnet Borrower discounts and refundable reserves, and
             (ii) Cygnet Borrower's net investment in Eligible Dealer Contracts shall not include the balances outstanding under a Dealer Contract with respect to motor vehicle installment contracts which are more than 45 days past due or which are not included by Cygnet Borrower in the active outstandings under the Dealer Contract. "


      (h)  Debtor In  Possession  Loan.  The  following  definition  is added to
Section 16.0 of the Agreement:

            "DIP Loan": An Eleven Million Dollar ($11,000,000.00) revolving credit facility loan which Ugly Duckling, as lender, has with First Merchants Acceptance Corporation ("FMAC"), as borrower, under a certain Credit and Security Agreement dated July 17, 1997, and amendment 1 dated January 21, 1998, amendment 2 dated April 1, 1998, amendment 3 dated July 29, 1999 and any subsequent amendments."

(i) Contract Payments. Section 4.1 of the Agreement is amended in its entirety to read:

            " Contract Payments.

            (A) Account Debtor Payments. Borrower shall direct all Contract Debtors for Pledged Contracts, and all other Persons (including Contract Rights Payors) who make payments to Borrower relating to Pledged Contracts, to make, when paying by mail, all payments directly to the Post Office Box. In the event Borrower receives any Remittances, Borrower shall, as soon as possible but no later than two (2) Business Days following receipt, deposit the Remittances in kind in the Depository Account. Borrower shall hold Remittances in trust for Lender until delivery to Lender or deposit in the Depository Account. Borrower shall pay all expenses associated with the Post Office Box.

            (B) DIP Loan Payments. Whenever the amount outstanding under the DIP Loan is less than fifty percent (50%) of the Dealer Contract Advance

            Value, then Lender may, and Borrower shall at Lender's request, notify FMAC to remit to Lender all payments due to Borrower under the DIP Loan."

(j)Additional Acts:Section 6.2 of the Agreement is amended to add the following:

            "Within ten (10) Business Days from the execution of Amendment No. 5 to Amended and Restated Motor Vehicle Loan and Security Agreement, Borrower shall provide Lender with all documents required by Lender in connection with the perfection of Lender's security interest in the DIP Loan."

     3. Incorporation of Amendment: The parties acknowledge and agree that this Amendment is incorporated into and made a part of the Agreement, the terms and provisions of which, unless expressly modified herein, or unless no longer applicable by their terms, are hereby affirmed and ratified and remain in full force and effect. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision of the Agreement, the terms and provisions of this Amendment shall control. Each reference to the Agreement shall be a reference to the Agreement as amended by this Amendment. This Amendment, taken together with the unamended provisions of the Agreement which are affirmed and ratified by Borrower, contains the entire agreement among the parties regarding the transactions described herein and supersedes all prior agreements, written or oral, with respect thereto.

         4. Borrower Remains Liable. Borrower hereby confirms that the Agreement and each document executed by Borrower in connection therewith continue unimpaired and in full force and effect and shall cover and secure all of Borrower's existing and future obligations to Lender.

         5. Headings. The paragraph headings contained in this Amendment are for convenience of reference only and shall not be considered a part of this Amendment in any respect.

         6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Arizona. Nothing herein shall preclude Lender from bringing suit or taking other legal action in any jurisdiction.

         7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have entered into this Amendment as of August 16, 1999.

GENERAL ELECTRIC CAPITAL
CORPORATION                                                   UGLY DUCKLING CAR SALES, INC.

By: /S/ JEFF BATKA                                            By:  /S/ JON D. EHLINGER
Title:  Account Executive                                     Title:  Secretary

UGLY DUCKLING CORPORATION                                     UGLY DUCKLING CAR SALES NEW MEXICO, INC.

By:  /S/ JON D. EHLINGER                                      By:  /S/ JON D. EHLINGER
Title: Secretary                                              Title:  Secretary

UGLY DUCKLING CAR SALES AND                                   CHAMPION FINANCIAL SERVICES, INC.
FINANCE CORPORATION

By:  /S/ JON D. EHLINGER                                      By:  /S/ JON D. EHLINGER
Title:  Secretary                                             Title: Secretary

UGLY DUCKLING CAR SALES FLORIDA,                              UGLY DUCKLING CREDIT CORPORATION

By: /S/ JON D. EHLINGER                                       By:   /S/ JON D. EHLINGER
Title:  Secretary                                             Title: Secretary

UGLY DUCKLING CAR SALES TEXAS,                                UGLY DUCKLING CAR SALES
L.L.P.                                                        CALIFORNIA, INC.
By: Ugly Duckling Car Sales, Inc.
Its:  General Partner                                         By:  /S/ JON D. EHLINGER
                                                              Title:  Secretary
By: /S/ JON D. EHLINGER
Title: Secretary                                              UGLY DUCKLING CAR SALES GEORGIA, INC.
                                                              By:  /S/ JON D. EHLINGER
                                                              Title:  Secretary

CYGNET FINANCIAL CORPORATION                                  CYGNET DEALER FINANCE, INC.
By: /S/ JUDITH A. BOYLE                                       By: /S/ JUDITH A. BOYLE
Title: Secretary                                              Title: Secretary

CYGNET FINANCE ALABAMA, INC.                                  CYGNET SUPPORT SERVICES, INC.

By: /S/ JUDITH A. BOYLE                                       By: /S/ JUDITH A. BOYLE
Title: Secretary                                              Title: Secretary

CYGNET FINANCIAL SERVICES, INC.                               CYGNET FINANCIAL PORTFOILIO, INC.

By: /S/ JUDITH A. BOYLE                                       By: /S/ JUDITH A. BOYLE
Title: Secretary                                              Title: Secretary
